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EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of the date set forth on the signature pages (the “Effective Date”) by and among Vulcan Infrastructure and Power Inc. (formerly known as Greenidge Generation Holdings Inc.), a Delaware corporation (the “Company”), and each individual or entity identified on a Holder Signature Page to this Agreement (each, a “Holder” and collectively, the “Holders”).
RECITALS
WHEREAS, each Holder is the beneficial owner of the number of authorized $25 denominations of the Company’s 8.50% Senior Notes due October 31, 2026, trading under the symbol GREEL and bearing CUSIP 39531G209, and the aggregate principal amount thereof, in each case as set forth on that Holder’s Holder Signature Page (with respect to each Holder, the “Holder Exchanged 2026 Notes” and, collectively, the “Exchanged 2026 Notes”), issued under the Indenture dated October 13, 2021 (the “Base Indenture”) between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated October 13, 2021 (together with the Base Indenture, as so supplemented, the “2026 Indenture”);
WHEREAS, the Company has outstanding 10.00% Senior Notes due June 30, 2030 (the “2030 Notes”), issued under the Base Indenture, as supplemented by the Second Supplemental Indenture dated July 21, 2025 (together with the Base Indenture, as so supplemented and as it may be further supplemented from time to time, the “2030 Indenture”), in minimum denominations of $11 and integral multiples of $11;
WHEREAS, subject to the terms of this Agreement, each Holder desires to surrender its Holder Exchanged 2026 Notes for cancellation and retirement, and the Company desires to issue to that Holder in exchange (a) the aggregate principal amount and number of authorized $11 denominations of additional 2030 Notes set forth on that Holder’s Holder Signature Page (the “Holder Exchange 2030 Notes”) and (b) a Class A Common Stock Purchase Warrant, substantially in the form attached as Exhibit A, to purchase the number of shares set forth on that Holder’s Holder Signature Page (each, a “Warrant”), at an exercise price of $1.87 per share, subject to adjustment as provided in the applicable Warrant; and
WHEREAS, the parties intend each exchange of a Holder’s Holder Exchanged 2026 Notes for that Holder’s Holder Exchange 2030 Notes and Warrant (each, an “Exchange” and, collectively, the “Exchanges”), consisting solely of the surrender and cancellation of the applicable Holder Exchanged 2026 Notes and the issuance of the applicable Holder Exchange 2030 Notes and Warrant, to qualify for the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and no commission or other remuneration will be paid or given, directly or indirectly, for soliciting any Exchange; and
WHEREAS, no Warrant Shares are issued in any Exchange, and the offer of the Warrant Shares represented by each Warrant and each issuance of Warrant Shares upon exercise of a Warrant are separate from the Exchanges and are intended to be made in reliance on Section 4(a)(2) of the Securities Act, based in part on the applicable Holder’s representation in Section 3.10 of this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and agreements in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Execution Version
1. EXCHANGE
1.1 Exchange. At the Closing and subject to the terms of this Agreement, each Holder shall surrender its Holder Exchanged 2026 Notes to the Company for cancellation and retirement, and the Company shall issue and deliver to that Holder its Holder Exchange 2030 Notes and Warrant. With respect to each Holder, its Holder Exchange 2030 Notes and Warrant are referred to together as its “Exchange Securities.” No Warrant Shares are issued at the Closing, and Warrant Shares are not Exchange Securities for purposes of the Section 3(a)(9) exemption applicable to the Exchanges.
1.2 Holder Exchange 2030 Notes and Warrant. For each account identified on a Holder Signature Page, the principal amount of Holder Exchange 2030 Notes will equal the principal amount of that Holder’s Holder Exchanged 2026 Notes, plus accrued and unpaid interest from July 31, 2026 through, but not including, the date of Closing, rounded down once to the nearest lower integral multiple of $11. The (i) aggregate principal amount and number of authorized $11 denominations of Holder Exchange 2030 Notes and (ii) the term, exercise price, and number of shares subject to such Holder’s Warrant, are each as set forth on such Holder’s Holder Signature Page, subject to adjustment as provided for in the 2030 Indenture and applicable Warrant.
1.3 Closing and Delivery. The closing of the Exchanges (the “Closing”) shall occur remotely by exchange of documents and settlement instructions on the Effective Date. No later than 4:00 p.m. New York City time on October 1, 2026, unless the Company and the applicable Holder agree otherwise in writing, the Company shall:
(a) cause the Trustee to authenticate each Holder’s Holder Exchange 2030 Notes as Additional Notes under the 2030 Indenture and credit a beneficial interest in those notes through The Depository Trust Company (“DTC”) to the account specified in that Holder’s settlement instructions on its Holder Signature Page; and
(b) deliver to each Holder an executed Warrant, registered in that Holder’s name and completed with the number of Warrant Shares and other Holder-specific terms stated on that Holder’s Holder Signature Page, by electronic mail in PDF form, with an original to follow upon written request.
With respect to each Holder, the time at which both deliveries described in clauses (a) and (b) have occurred is that Holder’s “Delivery Time.”
1.4 Extinguishment of Exchanged 2026 Notes. At a Holder’s Delivery Time, all of that Holder’s rights under its Holder Exchanged 2026 Notes, including rights to principal, premium and accrued or unpaid interest, shall be irrevocably extinguished, except for rights created by this Agreement. An Exchange affects only the Holder Exchanged 2026 Notes identified on the applicable Holder Signature Page and does not affect any other 2026 Notes beneficially owned by that Holder.
1.5 Interest on Exchange 2030 Notes. Each Holder’s Holder Exchange 2030 Notes shall have the same terms as the outstanding 2030 Notes, except for their issue date, and shall accrue interest from the most recent interest payment date to which interest on the outstanding 2030 Notes has been paid or duly provided, in each case as determined under the 2030 Indenture.
1.6 Trustee Instructions. Promptly after execution of this Agreement, the Company and each Holder shall execute and deliver to the Trustee any joint or separate irrevocable instructions reasonably required by the Trustee to evidence that Holder’s Exchange, cancel its Holder Exchanged 2026 Notes, authenticate and deliver its Holder Exchange 2030 Notes, and adjust the applicable global-note positions. The Company and each Holder shall execute any other document reasonably necessary to complete the applicable Exchange in accordance with the 2026 Indenture and the 2030 Indenture.
1.7 No Other Consideration. Other than a Holder’s Exchange Securities, neither that Holder nor any person acting for that Holder shall receive any cash, fee, commission, reimbursement or other consideration from the Company in connection with its Exchange, including, without limitation, any separate payment for accrued interest on its Holder Exchanged 2026 Notes.

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1.8 Release. Effective at a Holder’s Delivery Time, that Holder waives any and all other rights with respect to its Holder Exchanged 2026 Notes and releases the Company and its affiliates and representatives from any claim, action, cause of action or right, whether known or unknown, contingent or matured, arising out of or relating to its Holder Exchanged 2026 Notes, other than a claim to enforce this Agreement, its Holder Exchange 2030 Notes, the 2030 Indenture or its Warrant.
2. REPRESENTATIONS WARRANTIES AND COVENANTS OF THE COMPANY
2.1 Organization and Standing. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease its properties, conduct its business, and enter into and perform this Agreement and the Warrants.
2.2 Authorization and Enforceability. The Company has duly authorized, executed and delivered this Agreement. This Agreement constitutes, and each Warrant when executed and delivered will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent-transfer and similar laws affecting creditors’ rights generally and to general principles of equity.
2.3 Exchange 2030 Notes. The Holder Exchange 2030 Notes have been duly authorized and, when authenticated by the Trustee and delivered in accordance with this Agreement and the 2030 Indenture, will constitute valid and binding senior obligations of the Company, entitled to the benefits of the 2030 Indenture and enforceable in accordance with their terms, subject to the limitations described in Section 2.2. The Holder Exchange 2030 Notes will be issued free of any lien or encumbrance created by the Company, other than transfer restrictions arising under applicable securities laws or the 2030 Indenture.
2.4 Warrants and Warrant Shares. Each Warrant has been duly authorized and, when executed and delivered as an Exchange Security in accordance with this Agreement, will constitute a valid and binding obligation of the Company, subject to the limitations described in Section 2.2. The Company has duly authorized a sufficient number of shares of Class A Common Stock for issuance upon exercise of all Warrants. When issued upon a valid exercise of a Warrant, receipt by the Company of the full Exercise Price in cash, and satisfaction of the securities-law conditions in this Agreement and the applicable Warrant, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable, and free of any lien or encumbrance created by the Company, other than transfer restrictions arising under applicable securities laws. The Company intends to issue the Warrant Shares in reliance on Section 4(a)(2) of the Securities Act.
2.5 Consents. No consent, waiver, approval, authorization, designation, declaration or filing with any governmental authority or other person is required on the part of the Company for the valid execution and delivery of this Agreement or the consummation of the Exchanges, except for (a) filings required under applicable federal or state securities laws or the rules of the applicable Trading Market, (b) actions and documents required under the 2026 Indenture or the 2030 Indenture, and (c) consents or approvals already obtained or that may be obtained after the Effective Date without materially impairing the Company’s ability to complete the Exchanges.
2.6 No Conflict. The execution and delivery of this Agreement and the Warrants and the performance of the transactions contemplated by them will not (a) violate the Company’s certificate of incorporation or bylaws, (b) result in a material breach or default under any material agreement binding on the Company, including the 2026 Indenture or the 2030 Indenture, or (c) violate any applicable law, judgment or order, except in the case of clauses (b) and (c) for a breach, default or violation that would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

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2.7 Section 3(a)(9) Exchanges and No Remuneration. The Company intends that the offer and issuance of each Holder’s Holder Exchange 2030 Notes and Warrant in exchange for its Holder Exchanged 2026 Notes will be exempt from registration under Section 3(a)(9) of the Securities Act and applicable state securities laws. Neither the Company nor any person acting on its behalf has paid or will pay any commission or other remuneration, directly or indirectly, for soliciting any Exchange, and the Company will not knowingly take any action that would cause the loss of the claimed exemption. The Company is not relying on Section 3(a)(9) for an issuance of Warrant Shares upon exercise of a Warrant.
2.8 No General Solicitation. Neither the Company nor any person acting on its behalf has used or will use general solicitation or general advertising in connection with any Exchange or the offer or sale of Warrant Shares represented by any Warrant. The Company has offered the Warrants and Warrant Shares only through direct communications with the Holders arising from each Holder’s existing relationship with the Company as a holder of Holder Exchanged 2026 Notes.
2.9 Litigation. Except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), there is no action, suit, proceeding, inquiry or investigation pending or, to the Company’s knowledge, threatened against the Company that would reasonably be expected to prevent or materially delay any Exchange.
2.10 Public Disclosure and Information. Other than the existence and terms of the Exchanges before public disclosure, the Company has not knowingly provided any Holder with material nonpublic information regarding the Company. Notwithstanding the foregoing, the Company may provide a Holder with notices and information reasonably necessary to administer Section 2.12. Each Holder shall keep confidential any nonpublic notice or information received under Section 2.12, use it solely to evaluate or effect its participation in the applicable registration or offering, and comply with applicable securities laws and any lawful suspension notice until the information has been publicly disclosed by the Company or the Company has notified the Holder that the information is no longer material nonpublic information. The Company shall publicly disclose the material terms of the Exchanges within the time required by applicable law. The Company shall not disclose a Holder’s name except as required by law, regulation, court order, the rules of a Trading Market or an SEC filing obligation, or as reasonably necessary to include that Holder’s Registrable Warrant Shares in a registration or offering pursuant to Section 2.12.
2.11 Private Offering of Warrant Shares. The offer of Warrant Shares represented by each Warrant and each issuance of Warrant Shares upon exercise of a Warrant are separate from the Exchanges. The Company intends to offer and issue the Warrant Shares in reliance on Section 4(a)(2) of the Securities Act.
2.12 Piggyback Registration Rights. If the Company proposes to register under the Securities Act any shares of Class A Common Stock for sale to the public, whether for its own account or for the account of another securityholder, the Company shall promptly notify each Holder and, upon the Holder’s written request delivered within five (5) Business Days after receipt of such notice (or such shorter period as the Company may reasonably specify for an overnight or similarly expedited offering), use its reasonable best efforts to include in the registration the shares of Class A Common Stock then held by the Holder or issuable upon exercise of the Holder’s Warrant that the Holder requests be included (the “Registrable Warrant Shares”). This Section shall not apply to a registration on Form S-4 or Form S-8, a registration relating to a transaction described in Rule 145(a) under the Securities Act or a registration in which the only shares of Class A Common Stock being registered are issuable upon conversion of debt securities that are also being registered. If the managing underwriter or, in a non-underwritten offering, the Company reasonably determines in good faith that the number of securities requested to be included must be limited, then, subject to any priority accorded to securities offered by the Company for its own account, the Registrable Warrant Shares shall be reduced pro rata with the securities requested to be included by MIG REF II INFR, LLC and

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the other holders of Registrable Securities under the Investor Rights Agreement, dated September 10, 2026, between the Company and MIG REF II INFR, LLC (the “MIG Rights Agreement”), and by any other selling securityholders participating in the registration, based on the respective numbers of securities requested to be included; provided that no holder under the MIG Rights Agreement shall be treated less favorably than a Holder with respect to any such reduction. No Holder shall have any right under this Section to require the Company to file a registration statement or initiate an offering; provided, however, that if the Company maintains an effective shelf registration statement that may lawfully be used for the resale of Registrable Warrant Shares, the Company shall, upon a Holder’s written request, use its reasonable best efforts to permit the Holder to sell its Registrable Warrant Shares pursuant to that registration statement, including by filing a reasonably necessary prospectus supplement or post-effective amendment that does not constitute a new registration statement. The Company may postpone, withdraw or abandon any registration or offering without liability to a Holder, and each Holder’s participation shall be subject to its timely provision of customary selling-securityholder information and its compliance with the applicable registration statement, prospectus, underwriting arrangements and lawful suspension notices. The Company shall bear the registration and filing expenses associated with the inclusion of the Registrable Warrant Shares, other than underwriting discounts, selling commissions and the fees and expenses of the Holder’s separate counsel. The rights provided by this Section shall survive the Closing and any exercise or expiration of the Warrants and shall terminate, with respect to any Registrable Warrant Shares, when those shares have been sold or may be sold under Rule 144 without volume or manner-of-sale limitations or any requirement that the Company satisfy the current-public-information requirements of Rule 144.
3. REPRESENTATIONS WARRANTIES AND COVENANTS OF EACH HOLDER
3.1 Status and Residence or Jurisdiction. If a Holder is an individual, that Holder is a natural person and resides in the state or province identified on its Holder Signature Page. If a Holder is an entity, that Holder is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction identified on its Holder Signature Page.
3.2 Authority Capacity and Enforceability. Each Holder has full legal right, power, authority and capacity to enter into this Agreement and perform its obligations. If a Holder is an entity, it has duly authorized the execution, delivery and performance of this Agreement, and the person signing on its behalf is duly authorized to do so. This Agreement constitutes a valid and binding obligation of each Holder, enforceable against that Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.
3.3 Ownership and Title. Each Holder is the beneficial owner of the Holder Exchanged 2026 Notes identified on its Holder Signature Page and owns the entire beneficial interest in those notes free and clear of all liens, pledges, claims, security interests and other encumbrances. Each Holder has full power to surrender and transfer its Holder Exchanged 2026 Notes to the Company, and no agreement, restriction, vote, plan, proposal or right of another person prevents that Holder from completing its Exchange.
3.4 Securities Law Matters. Each Holder understands that its Exchange Securities are being issued in an exchange intended to be exempt under Section 3(a)(9), but that the offer and issuance of Warrant Shares upon exercise of its Warrant are separate from the Exchanges and are intended to be made in reliance on Section 4(a)(2) of the Securities Act.
3.5 Non Affiliate and No Group. No Holder is an Affiliate of the Company or has been an Affiliate of the Company during the three months preceding the Effective Date. Each Holder is acting independently in connection with its Exchange and is not acting as part of a group with any other Holder or person within the meaning of Section 13(d) of the Exchange Act. For purposes of this Agreement, “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

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3.6 Information and Advisers. In deciding to enter into its Exchange, each Holder has relied on the Company’s SEC filings, the terms of the 2026 Notes, the 2030 Notes, the 2026 Indenture, the 2030 Indenture and the representations of the Company in this Agreement. Each Holder understands that neither this Agreement nor any related material constitutes legal, tax or investment advice, has consulted such advisers as it considers appropriate, and is responsible for its own tax consequences arising from its Exchange.
3.7 No Broker or Solicitor. No Holder has engaged or authorized any broker, dealer, finder, investment banker or other person to solicit an Exchange or receive any commission or remuneration from the Company in connection with an Exchange.
3.8 Settlement Instructions. The DTC or DWAC instructions supplied by each Holder are complete and accurate. Each Holder shall promptly provide any additional information or documentation reasonably requested by the Company or the Trustee to complete its Exchange.
3.9 Non Acquisition Covenant. (a) From and after the Effective Date and for so long as any Holder Exchange 2030 Notes held by a Holder remain outstanding, that Holder shall not, directly or indirectly, alone or together with any of its Affiliates or any other person whose beneficial ownership would be aggregated with that Holder’s beneficial ownership under Section 13(d) of the Exchange Act and the rules promulgated thereunder: (i) acquire any additional 2026 Notes or 2030 Notes, other than the Exchange 2030 Notes issued to that Holder pursuant to this Agreement; or (ii) acquire beneficial ownership of any shares of Class A Common Stock, or any securities or rights exercisable for, convertible into or exchangeable for shares of Class A Common Stock, if, immediately after giving effect to that acquisition, that Holder and those other persons would beneficially own more than 4.99% of the outstanding Class A Common Stock. Beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Rules 13d-3 and 13d-5 thereunder. A Holder shall not be deemed to violate clause (a)(ii) solely because of a reduction in the number of outstanding shares of Class A Common Stock not caused by an acquisition by that Holder; provided that the Holder shall not make any additional acquisition described in clause (a)(ii) while its beneficial ownership exceeds 4.99%. (b) For so long as a Holder or any of its Affiliates owns any portion of a Warrant, that Holder shall not, and shall cause its Affiliates and each account over which it or any of its Affiliates exercises investment discretion not to, directly or indirectly effect or agree to effect any Short Sale of the Class A Common Stock or otherwise establish or maintain a net short position in the Class A Common Stock. “Short Sale” means a “short sale” as defined in Rule 200(a) of Regulation SHO under the Exchange Act. Nothing in this Section 3.9 prohibits a Holder from selling shares of Class A Common Stock that the Holder owns and can deliver in accordance with applicable law by the applicable settlement date.
3.10 Private Placement Representations. Each Holder represents and warrants that it is an accredited investor within the meaning of Rule 501(a) of Regulation D; is acquiring its Warrant and will acquire any Warrant Shares upon exercise for its own account and not with a present view to an unregistered public distribution in violation of the Securities Act or applicable state securities laws; alone or through its representatives has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the investment and can bear the economic risk and complete loss; has had access to information concerning the Company and the securities and an opportunity to ask questions of the Company; was not offered its Warrant or Warrant Shares through general solicitation or general advertising; and understands that the Warrant Shares have not been registered, will be restricted securities, and may be transferred only pursuant to an effective registration statement or an available exemption. Nothing in this Section 3.10 limits a Holder’s rights under Section 2.12 or prohibits a Holder from reselling Warrant Shares pursuant to an effective registration statement or an available exemption from registration. This Section 3.10 is true with respect to each Holder on the Effective Date, shall be deemed repeated by the applicable Holder on each exercise date and each issuance date, and each Holder shall promptly notify the Company if any statement ceases to be true.

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4. CONDITIONS TO CLOSING
4.1 Mutual Conditions. The Company’s and each Holder’s respective obligation to complete that Holder’s Exchange is subject to the following conditions at the Closing: (a) no law, order or injunction prohibits the applicable Exchange; (b) the representations and warranties of the Company and that Holder are true and correct in all material respects as of the Effective Date; and (c) the Company and that Holder have performed in all material respects the obligations required to be performed at or before the Closing.
4.2 Conditions for the Company. The Company’s obligation to issue Exchange Securities to a Holder is subject to its receipt of evidence reasonably satisfactory to it and the Trustee that the entire beneficial interest in that Holder’s Holder Exchanged 2026 Notes has been validly surrendered for cancellation and is free of encumbrances.
4.3 Conditions for Each Holder. Each Holder’s obligation to surrender its Holder Exchanged 2026 Notes is subject to (a) the Trustee’s authentication and delivery of that Holder’s Holder Exchange 2030 Notes, and (b) the Company’s execution and delivery of that Holder’s Warrant.
5. NOTICES
5.1 Method of Notice. Every notice, request, consent, and other communication under this Agreement must be in writing and delivered personally, sent by confirmed electronic mail, or sent by a nationally recognized overnight courier. A notice is effective (a) when delivered personally, (b) when transmitted by electronic mail before 5:30 p.m. New York City time on a Business Day, otherwise on the next Business Day, or (c) on receipt if sent by overnight courier. “Business Day” means any day other than Saturday, Sunday, or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law to close.
5.2 Company Notices. Notices to the Company must be addressed to Vulcan Infrastructure and Power Inc., 1159 Pittsford-Victor Road, Suite 240, Pittsford, New York 14534, Attention: Chief Executive Officer, email: jkovler@greenidge.com, with a copy for informational purposes only to Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, 15th Floor, New York, New York 10019, Attention: Kenneth M. Silverman, email: ksilverman@olshanlaw.com.
5.3 Holder Notices. Notices to a Holder must be sent to the mailing address and email address set forth on that Holder’s Holder Signature Page, or to another address provided by that Holder in accordance with this Section 5.
6. MISCELLANEOUS
6.1 Governing Law and Forum. This Agreement and any claim arising from or relating to it shall be governed by the laws of the State of Delaware, without regard to conflict-of-law principles that would require application of another jurisdiction’s law. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware, waives any objection based on venue or inconvenient forum, and consents to service of process in any manner permitted by law.
6.2 Waiver of Jury Trial. THE COMPANY AND EACH HOLDER IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY EXCHANGE OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.
6.3 Counterparts and Electronic Signatures. This Agreement may be executed in counterparts, including a separate Holder Signature Page executed by each Holder, each of which is an original and all of which together constitute one instrument. A signature delivered by electronic mail in PDF form or by another electronic-signature method agreed by the Company and the applicable Holder has the same effect as an original signature.

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6.4 Fees and Expenses. The Company and each Holder shall bear their respective fees and expenses incurred in negotiating, executing and performing this Agreement and the applicable Exchange.
6.5 Successors and Assigns. Subject to the transfer restrictions in each Warrant, this Agreement binds and benefits the Company, each Holder and their respective successors and permitted assigns and, in the case of an individual Holder, that Holder’s heirs, executors and administrators. No Holder may assign this Agreement before its Closing without the Company’s prior written consent. After its Closing, a Holder may assign its rights under Section 2.12 only in connection with a permitted transfer of the related Warrant or Registrable Warrant Shares and only with the Company’s express prior written consent. The Company’s consent to the transfer of a Warrant or Registrable Warrant Shares does not, by itself, constitute consent to an assignment of rights under Section 2.12. The Company may assign this Agreement only to a successor that assumes all of the Company’s obligations in writing. No transfer of a Warrant is effective unless it complies with that Warrant and is accepted and recorded by the Company.
6.6 Entire Agreement Amendment and Waiver. This Agreement, including Exhibit A and each Holder Signature Page, and the documents delivered under it constitute the entire agreement of the Company and each Holder concerning that Holder’s Exchange and supersede prior understandings concerning that subject. As to a particular Holder, an amendment or waiver must be in a writing signed by the Company and that Holder and will not amend, waive or otherwise affect the rights or obligations of any other Holder without that other Holder’s written consent. A delay in exercising a right is not a waiver, and a waiver of one right or breach is not a waiver of another right or breach.
6.7 Severability. If any provision of this Agreement is held invalid, illegal, or unenforceable, that provision shall be enforced to the maximum extent permitted and the remaining provisions shall remain in effect.
6.8 Further Assurances. The Company and each Holder shall execute and deliver further documents and take further actions reasonably requested by the other to carry out the intent of this Agreement and complete the applicable Exchange.
6.9 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Company, each Holder and their permitted successors and assigns, and no other person has any right under it.

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COMPANY SIGNATURE PAGE
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Effective Date.
Effective Date: September 23, 2026

VULCAN INFRASTRUCTURE AND POWER INC.
By: /s/ Jordan Kovler
Name: Jordan Kovler
Title: Chief Executive Officer

HOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Holder has executed this Agreement as of the Effective Date.

Effective Date: September 23, 2026

HOLDER:

[________________________________________]

By: [_______________]

Signature: ____________________________________________________
Name: [_______________]
Title: [_______________]

HOLDER SPECIFIC EXCHANGE TERMS
Holder Exchanged 2026 Notes: [________] authorized $25 denominations; $[________] aggregate principal amount; GREEL; CUSIP 39531G209
Holder Exchange 2030 Notes: [________] authorized $11 denominations; $[________] aggregate principal amount; CUSIP 39531G407
Warrant Shares: [________]
Exercise Price: $1.87 per Warrant Share
Warrant Term: Three (3) years from Issue Date

ADDRESS FOR NOTICES
Address: [_______________]
Email: [_______________]
Telephone: [_______________]

DTC SETTLEMENT INSTRUCTIONS FOR EXCHANGE 2030 NOTES
Broker or Participant Name: [_______________]
DTC Participant Number: [_______________]
Account Name: [_______________]
Account Number: [_______________]

[Signature Page to Exchange Agreement]

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EXHIBIT A
FORM OF CLASS A COMMON STOCK PURCHASE WARRANT
THIS WARRANT IS BEING ISSUED IN AN EXCHANGE INTENDED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT NOR THE WARRANT SHARES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. WARRANT SHARES ISSUED UPON EXERCISE OF THIS WARRANT ARE INTENDED TO BE OFFERED AND SOLD IN RELIANCE ON SECTION 4(a)(2) OF THE SECURITIES ACT AND WILL BE RESTRICTED SECURITIES. THIS WARRANT AND THE WARRANT SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
VULCAN INFRASTRUCTURE AND POWER INC
THIS CLASS A COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that [HOLDER LEGAL NAME], or a permitted assignee (the “Holder”), may purchase from Vulcan Infrastructure and Power Inc., a Delaware corporation (the “Company”), subject to this Warrant, up to [●] shares (the “Warrant Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at $1.87 per Warrant Share, as adjusted (the “Exercise Price”), at any time on or after the Effective Date of the Exchange Agreement (the “Issue Date” and the “Initial Exercise Date”) through 5:00 p.m. New York City time on the third anniversary of the Issue Date (the “Termination Date”).
1. DEFINITIONS
1.1 Defined Terms. Capitalized terms used but not otherwise defined in this Warrant have the meanings set forth in the Exchange Agreement dated as of the Issue Date between the Company, the Holder and the other holders party thereto (the “Exchange Agreement”). In addition:
(a) “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.
(b) “Business Day” means any day other than Saturday, Sunday, or a day on which banking institutions in New York, New York are authorized or required by law to close.
(c) “Class A Common Stock Equivalents” means any security or right that entitles its holder to acquire shares of Class A Common Stock, including any debt, preferred stock, option, warrant, or other instrument convertible into, exercisable for, or exchangeable for Class A Common Stock.
(d) “Issue Date” means the Effective Date of the Exchange Agreement.
(e) “Trading Day” means a day on which the Class A Common Stock is traded on a Trading Market.
(f) “Trading Market” means the NYSE American, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, New York Stock Exchange, or another national securities exchange on which the Class A Common Stock is then listed or quoted.
(g) “Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Class A Common Stock.
(h) “Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time.
2. EXERCISE
2.1 Exercise of Warrant. The Holder may exercise this Warrant in whole or in part at any time on or after the Issue Date through the Termination Date only by (a) delivering to the Company by electronic mail a duly executed Notice of Exercise substantially in the form attached as Exhibit A-1, (b) paying the full aggregate Exercise Price for the Warrant Shares specified in that notice by wire transfer of immediately

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available funds within one Trading Day after delivery of the notice, and (c) reaffirming the representations applicable to the Holder in Section 3.10 of the Exchange Agreement. No other method of exercise or payment is permitted. No ink-original Notice of Exercise, medallion guarantee, notarization, or physical surrender of this Warrant is required until the Warrant has been exercised in full. Within three Trading Days after final exercise, the Holder shall surrender the Warrant for cancellation. The parties shall maintain records of partial exercises, and the Company shall notify the Holder of any objection to a Notice of Exercise within one Business Day after receipt.
2.2 Exercise Price. The exercise price per Warrant Share is $1.87, subject to adjustment under Section 3.
2.3 Delivery of Warrant Shares. Each exercise and issuance of Warrant Shares is conditioned on the Company’s receipt of a valid Notice of Exercise, the full aggregate Exercise Price in cash, and the Holder’s reaffirmation of the representations applicable to it in Section 3.10 of the Exchange Agreement, and on the Company’s determination that the issuance may be completed in reliance on Section 4(a)(2) of the Securities Act. If that exemption is unavailable, the exercise will not become effective and the Company shall promptly return any Exercise Price received, without interest. Subject to those conditions, the Company shall cause the Transfer Agent to deliver the Warrant Shares by the earliest of (a) two Trading Days after the last required item is received, (b) one Trading Day after the last required item is received, and (c) the number of Trading Days in the Standard Settlement Period after the last required item is received. The applicable date is the “Warrant Share Delivery Date.” “Standard Settlement Period” means the standard settlement period in effect on the Company’s primary Trading Market on the exercise date. The Company may deliver Warrant Shares through DTC only to the extent permitted by applicable securities laws; otherwise, the Company may deliver restricted book-entry shares or a certificate bearing an appropriate legend. The Holder becomes the record holder only after the applicable exercise conditions have been satisfied.
2.4 Late Delivery. If the Company fails to deliver Warrant Shares by the Warrant Share Delivery Date, other than because of a material defect in the Notice of Exercise, the Holder’s failure to timely pay the Exercise Price or reaffirm Section 3.10 of the Exchange Agreement, or another condition necessary for a lawful issuance, the Company shall pay the Holder, as liquidated damages and not a penalty, $10 per Trading Day for each $1,000 of Warrant Shares subject to the exercise, based on the VWAP on the exercise date, increasing to $20 per Trading Day beginning on the third Trading Day after the Warrant Share Delivery Date, until delivery or rescission. The Holder may rescind the exercise at any time before delivery. The Company shall maintain a transfer agent participating in the FAST program while this Warrant remains outstanding and exercisable.
2.5 Buy In. The Buy-In remedy in this Section applies only if the anticipated sale of the Warrant Shares is permitted under applicable securities laws. Subject to that condition, if the Company fails to deliver Warrant Shares by the Warrant Share Delivery Date and the Holder or the Holder’s broker must purchase shares in the market to satisfy a bona fide sale of the Warrant Shares that the Holder anticipated receiving (a “Buy-In”), the Company shall pay the amount by which the Holder’s total purchase price, including brokerage commissions, exceeds the amount obtained by multiplying the number of Warrant Shares required to be delivered by the price at which the sale giving rise to the Buy-In was executed. At the Holder’s option, the Company shall also reinstate the exercised portion of the Warrant or deliver the Warrant Shares. The Holder shall provide reasonable evidence of the Buy-In loss. This Section does not apply to a sale of restricted securities in violation of law.
2.6 New Warrant After Partial Exercise. If the Holder partially exercises this Warrant and requests a replacement certificate upon surrender of this Warrant, the Company shall deliver a new Warrant for the unpurchased Warrant Shares, otherwise identical to this Warrant.
2.7 No Fractional Shares. No fractional Warrant Share or scrip will be issued. Any fractional entitlement shall be rounded down to the next whole Warrant Share, and no cash or other consideration shall be paid in lieu of the fraction.

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2.8 Charges Taxes and Expenses. The Company shall issue Warrant Shares without charge to the Holder for issue taxes or incidental issuance expenses and shall pay the Transfer Agent and DTC fees required for same-day processing. If Warrant Shares are to be issued in a name other than the Holder’s name, the proposed transfer and issuance must comply with Section 4, and the Holder shall pay any transfer tax attributable to that issuance.
2.9 Closing of Books. The Company shall not close its stockholder books or records in a manner that prevents timely exercise of this Warrant.
3. CERTAIN ADJUSTMENTS
3.1 Stock Dividends Splits and Combinations. If the Company, while this Warrant is outstanding, pays a stock dividend or distribution in Class A Common Stock, subdivides or combines outstanding Class A Common Stock, or reclassifies Class A Common Stock into another class of capital stock, the Exercise Price shall be multiplied by a fraction whose numerator is the number of shares of Class A Common Stock outstanding immediately before the event and whose denominator is the number outstanding immediately after the event. The number of Warrant Shares shall be proportionately adjusted so that the aggregate Exercise Price remains unchanged. An adjustment is effective immediately after the applicable record date or effective date.
3.2 Pro Rata Distributions. If the Company makes a dividend or other distribution of assets or rights to acquire assets to holders of Class A Common Stock (a “Distribution”), the Holder is entitled to participate to the same extent as if the Holder had held all Warrant Shares immediately before the record date.
3.3 Fundamental Transactions. If, while this Warrant is outstanding, the Company completes a merger, consolidation, sale or other disposition of all or substantially all assets, tender or exchange offer accepted by holders of at least 50% of the outstanding Class A Common Stock or voting power, reclassification, reorganization, recapitalization, compulsory share exchange, or other business combination in which another person or group acquires at least 50% of the outstanding Class A Common Stock or voting power (a “Fundamental Transaction”), then on a later exercise the Holder may receive, for each Warrant Share otherwise issuable, the securities, cash, and other property (the “Alternate Consideration”) that a holder of one share of Class A Common Stock would have received. The Exercise Price shall be allocated among the Alternate Consideration in a reasonable manner, and the Holder shall receive any election offered to holders of Class A Common Stock.
For a Fundamental Transaction that is an all-cash transaction, a Rule 13e-3 transaction, or a transaction involving an acquirer not traded on a national securities exchange, the Holder may, concurrently with or within 30 days after completion or, if later, public announcement, require the Company or successor to purchase the unexercised Warrant for cash equal to its Black Scholes Value, except where the transaction is outside the Company’s control and was not approved by the Company’s board. “Black Scholes Value” means the value determined using Bloomberg’s OV function as of completion, using (a) a risk-free rate corresponding to the applicable U.S. Treasury rate through the Termination Date, (b) expected volatility equal to the greatest of the 30-day, 100-day, and 365-day volatility reported by Bloomberg’s HVT function, (c) the highest VWAP from the Trading Day before public announcement or completion, if earlier, through the Holder’s request date, (d) remaining time through the Termination Date, and (e) zero cost of borrow. Payment is due by the later of five Business Days after election and completion of the Fundamental Transaction.
A successor entity in a Fundamental Transaction in which the Company is not the survivor shall assume in writing all obligations under this Warrant and, at the Holder’s option, issue a substantially similar instrument preserving the economic value of this Warrant. After the Fundamental Transaction, each reference to the Company includes each successor entity, jointly and severally. The Holder is entitled to the protections of this Section whether or not the Company has sufficient authorized Class A Common Stock.

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3.4 Calculations and Notices. All calculations under this Section 3 shall be made to the nearest cent or one one-hundredth of a share. Whenever an adjustment occurs, the Company shall promptly email the Holder a notice stating the adjusted Exercise Price, adjusted number of Warrant Shares, and the facts requiring the adjustment. At least 20 calendar days before the applicable record or effective date, the Company shall notify the Holder of dividends, distributions, redemptions, rights offerings, stockholder approvals for reclassifications or Fundamental Transactions, and dissolutions, liquidations, or windings up. Failure to provide notice does not invalidate the corporate action. If a notice contains material nonpublic information, the Company shall promptly disclose it in a Current Report on Form 8-K. The Holder may exercise during the notice period, subject to this Warrant.
4. TRANSFER OF WARRANT
4.1 Transferability. The Holder may transfer this Warrant, in whole or in part, only with the Company’s prior written consent, which may be withheld in the Company’s sole discretion, and in compliance with applicable securities laws. After a consented transfer becomes effective and is recorded in the Warrant Register, the Company shall issue new Warrants in the approved denominations and names and, for a partial transfer, a replacement Warrant to the transferor. The Company’s consent to a transfer of this Warrant does not constitute consent to an assignment of any registration rights under Section 2.12 of the Exchange Agreement unless the Company’s written consent expressly provides otherwise.
4.2 Division and Combination. Subject to Sections 4.1 and 4.4, the Holder may divide or combine this Warrant with other Warrants of the same form by presenting the Warrants and a signed notice specifying the names and denominations of the replacement Warrants. Replacement Warrants shall bear the original Issue Date and otherwise be identical except for the number of Warrant Shares.
4.3 Warrant Register. The Company shall maintain a register of this Warrant and may treat the registered Holder as its absolute owner for exercise, distributions, and all other purposes absent actual notice to the contrary.
4.4 Transfer Restrictions. No proposed transfer is effective until consented to, accepted, and recorded by the Company in the Warrant Register. If the transfer is not registered under the Securities Act and applicable state securities laws or eligible for resale without volume, manner-of-sale, or current-public-information restrictions under Rule 144, the Company may require an opinion of counsel reasonably satisfactory to it that registration is not required. Each permitted transferee is bound by the restrictive legend and the terms of this Warrant. Section 2.12 of the Exchange Agreement applies only to the resale of Registrable Warrant Shares and does not register or otherwise permit a transfer of this Warrant. A permitted transferee does not acquire any rights under Section 2.12 of the Exchange Agreement unless those rights are separately assigned with the Company’s express prior written consent in accordance with Section 6.5 of the Exchange Agreement.
5. MISCELLANEOUS
5.1 No Stockholder Rights Before Exercise. This Warrant does not entitle the Holder to voting, dividend, or other stockholder rights before exercise, except as expressly provided in Section 3. The Company is required to settle a valid exercise only by issuing the applicable Warrant Shares after receipt of the full Exercise Price in cash and satisfaction of the other exercise conditions in this Warrant.
5.2 Lost Stolen Destroyed or Mutilated Warrant. Upon receipt of reasonably satisfactory evidence of loss, theft, destruction, or mutilation and, for loss, theft, or destruction, a reasonably satisfactory indemnity that does not require a bond, the Company shall issue a replacement Warrant of like tenor. A mutilated Warrant must be surrendered and cancelled.
5.3 Non Business Days. If the final day for an action or the expiration of a right is not a Business Day, the action may be taken or the right exercised on the next Business Day.
5.4 Authorized Shares. While this Warrant is outstanding, the Company shall reserve sufficient authorized and unissued Class A Common Stock to issue all Warrant Shares and shall take reasonable action

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necessary to issue them without violating applicable law or Trading Market requirements. Upon a valid exercise, receipt of the full Exercise Price in cash, reaffirmation of the representations applicable to the Holder in Section 3.10 of the Exchange Agreement, and satisfaction of the conditions for an issuance in reliance on Section 4(a)(2) of the Securities Act, the Warrant Shares shall be duly authorized, validly issued, fully paid, nonassessable, and free of taxes, liens, and charges created by the Company, other than taxes on a contemporaneous transfer. The Company shall use commercially reasonable efforts to obtain required regulatory authorizations, exemptions, and consents.
5.5 Governing Law and Forum. This Warrant and any claim arising from or relating to it shall be governed by the internal laws of the State of New York, without regard to conflict-of-law principles that would require application of another jurisdiction’s law. Each party submits to the exclusive jurisdiction of the state courts, Commercial Division, and federal courts sitting in the Borough of Manhattan, City of New York, waives objections based on personal jurisdiction, venue, or inconvenient forum, and consents to service by registered or certified mail or overnight delivery at its notice address. In an action to enforce this Warrant, the prevailing party is entitled to reasonable attorneys’ fees and costs.
5.6 Securities Law Restrictions. Warrant Shares issued upon exercise in reliance on Section 4(a)(2) of the Securities Act are restricted securities, may bear a restrictive legend or notation, and may be resold only pursuant to an effective registration statement, including a registration statement available to the Holder pursuant to Section 2.12 of the Exchange Agreement, or an available exemption from registration. The registration rights provided by Section 2.12 of the Exchange Agreement do not register the offer or issuance of the Warrant Shares, cause the Warrant Shares to be unrestricted securities upon issuance or guarantee that a registration statement will be effective or available when the Holder wishes to sell. Their Rule 144 holding period begins no earlier than full payment and acquisition of those shares, without tacking of the Warrant’s holding period.
5.7 Nonwaiver and Expenses. No course of dealing, delay, or failure by the Holder to exercise a right operates as a waiver. If the Company willfully and knowingly fails to comply with this Warrant and materially damages the Holder, the Company shall reimburse reasonable enforcement costs and attorneys’ fees, including appellate fees, in addition to other remedies.
5.8 Notices. Notices must be in writing and delivered personally, by email, or by nationally recognized overnight courier. Company notices must be sent to Vulcan Infrastructure and Power Inc., 1159 Pittsford-Victor Road, Suite 240, Pittsford, New York 14534, Attention: Chief Executive Officer, jkovler@greenidge.com; with a copy, not constituting notice, to Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, 15th Floor, New York, New York 10019, Attention: Kenneth M. Silverman, ksilverman@olshanlaw.com. Holder notices must be sent to the address or email in the Warrant Register. Notice is effective on personal delivery; when emailed before 5:30 p.m. New York City time on a Trading Day, otherwise on the next Trading Day; or on the second Trading Day after courier deposit. The Company shall contemporaneously make any public disclosure required when a notice contains material nonpublic information.
5.9 Limitation of Holder Liability. Absent the Holder’s affirmative exercise of this Warrant, no provision of this Warrant and no right or privilege of the Holder creates liability of the Holder for the purchase price of Class A Common Stock or as a stockholder of the Company.
5.10 Remedies. The Holder may exercise all remedies available at law or in equity, including specific performance. The Company agrees that monetary damages may be inadequate for breach and waives a defense in a specific-performance action that a remedy at law is adequate.
5.11 Successors and Assigns. Subject to Sections 4.1 and 4.4 of this Warrant and Section 6.5 of the Exchange Agreement, this Warrant binds and benefits the Company and the Holder and their respective successors and permitted assigns. No purported transferee may enforce or exercise this Warrant until the transfer has been consented to, accepted and recorded by the Company. A permitted transferee of this Warrant is not, solely by reason of that transfer, a permitted assignee of the registration rights provided by Section 2.12 of the Exchange Agreement.
5.12 Amendment. This Warrant may be amended and a provision may be waived only with the written consent of the Company and the Holder.

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5.13 Severability. If a provision of this Warrant is prohibited or invalid under applicable law, it is ineffective only to the extent of the prohibition or invalidity, and the remaining provisions remain in effect.
5.14 Headings. Headings are for convenience only and do not form part of this Warrant.

WARRANT SIGNATURE PAGE
IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Issue Date.
VULCAN INFRASTRUCTURE AND POWER INC.
By: ____________________________________________________
Name: Jordan Kovler
Title: Chief Executive Officer
[Signature Page to Class A Common Stock Purchase Warrant]

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EXHIBIT A-1
NOTICE OF EXERCISE
TO: VULCAN INFRASTRUCTURE AND POWER INC.
1. Cash Exercise. The undersigned Holder elects to purchase the following whole number of Warrant Shares for cash under the attached Warrant. The Holder shall wire the full aggregate Exercise Price in accordance with Section 2.1.
Number of Warrant Shares: __________________________________________
Aggregate Exercise Price: $___________________________________________
Wire Date and Reference: ____________________________________________

2. Delivery Instructions. Please issue the Warrant Shares as follows:
Registered Name: _________________________________________________
Street Address: __________________________________________________
City State or Province and Postal Code: _______________________________
DTC Participant Name and Number: ___________________________________
DWAC Account Name and Number: _______________________________________

3. Private Placement Reaffirmation. By signing and delivering this Notice, the Holder confirms that the private-placement representations in Section 3.10 of the Exchange Agreement are true and correct as applied to the Holder as of this date and agrees that the Company may rely on that confirmation in issuing the Warrant Shares under Section 4(a)(2) of the Securities Act.
The Holder’s current state or province of residence or jurisdiction of organization, as applicable, is: ______________________________________.
Legal Name of Holder: _________________________________________________
By / Signature: _______________________________________________________
Name of Signatory, if an entity: _______________________________________
Title of Signatory, if an entity: ________________________________________
Date: ______________________________